Exhibit 99.1

LIMITED BRANDS REPORTS JULY 2013 SALES AND RAISES SECOND QUARTER EARNINGS GUIDANCE TO $0.60 PER SHARE

- DECLARES REGULAR QUARTERLY DIVIDEND -

Columbus, Ohio, Aug. 8, 2013 - Limited Brands, Inc. (now known as L Brands, Inc.) (NYSE: LTD) reported net sales of $678.4 million for the four weeks ended Aug. 3, 2013, compared to net sales of $649.8 million for the four weeks ended July 28, 2012. The company reported a comparable store sales increase of 3 percent for the four weeks ended Aug. 3, 2013, compared to the four weeks ended Aug. 4, 2012.

The company reported net sales of $2.516 billion for the 13 weeks ended Aug. 3, 2013, an increase of 5 percent compared to sales of $2.399 billion for the 13 weeks ended July 28, 2012. The company reported a comparable store sales increase of 2 percent for the 13 weeks ended Aug. 3, 2013, compared to the 13 weeks ended Aug. 4, 2012.

The company reported net sales of $4.784 billion for the 26 weeks ended Aug. 3, 2013, an increase of 5 percent compared to sales of $4.553 billion for the 26 weeks ended July 28, 2012. The company reported a comparable store sales increase of 2 percent for the 26 weeks ended Aug. 3, 2013, compared to the 26 weeks ended Aug. 4, 2012.

The company expects to report second quarter earnings per share of approximately $0.60 cents versus its previous guidance of $0.50 to $0.55 cents and last year's adjusted result of $0.50.

Declaration of Regular Quarterly Dividend
The Board of Directors has declared its regular quarterly dividend of $0.30 per share, payable Sept. 6, 2013, to shareholders of record at the close of business on Aug. 23, 2013. This is the company's 155th consecutive quarterly dividend.

To hear further commentary provided on Limited Brands' prerecorded July sales message, call 1-866-639-7583 (1-866-NEWS-LTD), or log onto www.Limitedbrands.com for an audio replay. The company will report its second quarter earnings results after the close of the market on Aug. 21 and will conduct its second quarter earnings call at 9 a.m. Eastern on Aug. 22.

ABOUT LIMITED BRANDS:
Limited Brands, through Victoria's Secret, Pink, Bath & Body Works, La Senza and Henri Bendel, is an international company. The company operates 2,629 specialty stores in the United States and its brands are sold in more than 700 company-operated and franchised additional locations world-wide. The company's products are also available online at www.VictoriasSecret.com, www.BathandBodyWorks.com, www.HenriBendel.com and www.LaSenza.com.

Three Limited Parkway Columbus, Ohio 43230 www.LimitedBrands.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
L Brands, Inc. cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or the July sales call involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or the July sales call:

•
general economic conditions, consumer confidence, consumer spending patterns and market disruptions including severe weather conditions, natural disasters, health hazards, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;

•	the seasonality of our business;

•	the dependence on a high volume of mall traffic and the possible lack of availability of suitable store locations on appropriate terms;

•	our ability to grow through new store openings and existing store remodels and expansions;

•	our ability to successfully expand into global markets and related risks;

•	our relationships with independent licensees and franchisees;

•	our direct channel businesses;

•	our failure to protect our reputation and our brand images;

•	our failure to protect our trade names, trademarks and patents;

•	the highly competitive nature of the retail industry generally and the segments in which we operate particularly;

•	consumer acceptance of our products and our ability to keep up with fashion trends, develop new merchandise and launch new product lines successfully;

•	our ability to source, distribute and sell goods and materials on a global basis, including risks related to:

•	political instability;

•	duties, taxes and other charges;

•	legal and regulatory matters;

•	volatility in currency exchange rates;

•	local business practices and political issues;

•	potential delays or disruptions in shipping and transportation and related pricing impacts;

•	the disruption of production or distribution by labor disputes; and

•	changing expectations regarding product safety due to new legislation;

•	stock price volatility;

•	our failure to maintain our credit rating;

•	our ability to service or refinance our debt;

•	our ability to retain key personnel;

•	our ability to attract, develop and retain qualified employees and manage labor costs;

•	the inability of our manufacturers to deliver products in a timely manner and meet quality standards;

•	fluctuations in product input costs;

•	fluctuations in energy costs;

•	increases in the costs of mailing, paper and printing;

•	claims arising from our self-insurance;

•	our ability to implement and maintain information technology systems and to protect associated data;

•	our failure to comply with regulatory requirements;

•	tax matters; and

•	legal and compliance matters.
We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release or the July sales call to reflect circumstances existing after the date of this report or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in “Item 1A. Risk Factors” in our 2012 Annual Report on Form 10-K.

Three Limited Parkway Columbus, Ohio 43230 www.LimitedBrands.com

For further information, please contact:

Investor Relations	Media Relations
Amie Preston	Tammy Roberts Myers
(614) 415-6704	(614) 415-7072
apreston@limitedbrands.com	extcomm@limitedbrands.com

Three Limited Parkway Columbus, Ohio 43230 www.LimitedBrands.com

LIMITED BRANDS
JULY 2013

Comparable Store Sales Increase (Decrease):

	July 2013	July 2012	Second Quarter 2013	Second Quarter 2012	Year to Date 2013	Year to Date 2012

Victoria's Secret Stores	2%	12%	1%	10%	2%	10%
Bath & Body Works	6%	17%	3%	7%	3%	7%
La Senza	9%	(5%)	4%	(3%)	4%	(2%)
Limited Brands	3%	12%	2%	8%	2%	8%
Victoria's Secret Direct Sales	(11%)	1%	(6%)	3%	(6%)	4%

Total Sales (Millions):

	Second Quarter 2013	Second Quarter 2012	Year to Date 2013	Year to Date 2012

Victoria's Secret Stores	$1,236.8	$1,170.1	$2,382.4	$2,257.9
Victoria's Secret Direct	383.7	406.6	742.7	788.6
Total Victoria's Secret	$1,620.5	$1,576.7	$3,125.1	$3,046.5
Bath & Body Works	$630.3	$609.1	$1,160.4	$1,114.1
La Senza	$86.1	$94.9	$158.9	$170.2
Total Other	$179.1	$118.4	$339.5	$222.1
Limited Brands	$2,516.0	$2,399.1	$4,783.9	$4,552.9

Total Company-Operated Stores:

	Stores	Year-to-date		Stores
	Operating			Operating
	at 2/2/13	Opened	Closed	at 8/3/13

Victoria's Secret Stores	1,019	23	(7)	1,035
Bath & Body Works	1,571	1	(7)	1,565
Henri Bendel	29	—	—	29
Total United States	2,619	24	(14)	2,629

La Senza Canada	158	—	(1)	157
Bath & Body Works Canada	71	6	—	77
Victoria's Secret Canada	26	1	—	27
Victoria's Secret UK	2	—	—	2
Total Limited Brands	2,876	31	(15)	2,892

Three Limited Parkway Columbus, Ohio 43230 www.LimitedBrands.com